EXHIBIT 99.2
EXECUTION COPY

GSAA HOME EQUITY TRUST 2007-9

ASSET-BACKED CERTIFICATES

SERIES 2007-9

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

among

GOLDMAN SACHS MORTGAGE COMPANY,
as Assignor

GS MORTGAGE SECURITIES CORP.,
as Assignee

and

AVELO MORTGAGE, L.L.C.
as the Company

Dated as of

September 28, 2007

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated September 28, 2007 (this “Agreement”), among Goldman Sachs Mortgage Company (“Assignor”), GS Mortgage Securities Corp. (“Assignee”) and Avelo Mortgage, L.L.C. (the “Company”) (the “Step 1 Assignment Agreement”).

For and in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  Assignment, Assumption and Conveyance.

The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) certain mortgage loans acquired through the Goldman Sachs Residential Mortgage Conduit Program (the “Mortgage Loans”) listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A, and (b) solely insofar as it relates to the Mortgage Loans, that certain Flow Servicing Agreement, dated as of January 1, 2006 (the “Servicing Agreement”), by and between the Assignor, as owner (the “Owner”) and the Company.  The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Trust Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Servicing Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement, (ii) any rights and obligations of the Assignor pursuant to the Servicing Agreement arising prior to the date hereof or (iii) the rights and obligations of the Owner under the following sections of the Servicing Agreement:  Section 6.02 (relating to the Owner’s right to terminate the Company), Section 5.01 (relating to the Owner’s right to receive information from the Company), Section 11.13 (relating to the Owner’s right to consent to certain solicitation activities) and Section 11.16 (relating to the Owner’s obligation to execute certain confidentiality agreements).

The Assignee hereby assumes all of the Assignor’s obligations under the Mortgage Loans and the Servicing Agreement solely insofar as such obligations relate to the Mortgage Loans, other than the obligations set forth in clauses (ii) and (iii) of the preceding paragraph.

The parties hereto agree that with respect to the Mortgage Loans being serviced under the Servicing Agreement the Servicing Fee Rate for the Mortgage Loans shall be as specified on the Mortgage Loan Schedule.

2.  Recognition of the Company.

From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Servicing Agreement (solely to the extent set forth herein) and this Agreement to Citibank, N.A. (“Citibank”), as trustee (including its successors in interest and any successor trustees under the Trust Agreement, the “Trustee”), of the GSAA Home Equity Trust 2007-9 (the “Trust”) created pursuant to a Master Servicing and Trust Agreement, dated as of September 1, 2007 (the “Trust Agreement”), among the Assignee, the Trustee, U.S. Bank National Association, as a custodian, Deutsche Bank National Trust Company, as a custodian, The Bank of New York Trust Company, National Association, as a custodian and Wells Fargo Bank, N.A., as master servicer (including its successors in interest and any successor servicer under the Trust Agreement, in such capacity, the “Master Servicer”), securities administrator and as a custodian.

The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Company will be the servicer of the Mortgage Loans on or after the applicable Transfer Date pursuant to the terms set forth in the Servicing Agreement as modified hereby, (ii) the Company shall look solely to the Trust (including the Trustee, the Securities Administrator and the Master Servicer acting on the Trust’s behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Servicing Agreement (solely insofar as it relates to the Mortgage Loans) (except for such obligations of the Assignor retained by the Assignor hereunder), (iii) the Trust (including the Trustee, the Securities Administrator and the Master Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to (A) the Mortgage Loans, under the applicable purchase agreement pursuant to which the Owner purchased the related Mortgage Loans from the related Seller, including, without limitation, the enforcement of the document delivery requirements set forth in Section 5(b) of the related purchase agreement and (B) the Servicing Agreement and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Article IX of the Servicing Agreement (except for the rights and remedies retained by the Assignor hereunder), (iv) all references to the Owner under the Servicing Agreement insofar as they relate to the Mortgage Loans shall be deemed to refer to the Trust (except to the extent of the rights and obligations retained by the Assignor hereunder) (including the Trustee and the Company acting on the Trust’s behalf) and (v) the Mortgage Loans will be part of a REMIC, and the Company shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) after the applicable Transfer Date in accordance with the Servicing Agreement but in no event in a manner that would (A) cause the REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).  Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Master Servicer.

3.  Modification of the Servicing Agreement.  Only in so far as it relates to the Mortgage Loans, the Company and the Assignor hereby amend the Servicing Agreement as follows:

(a)  The definition of “Servicing Fee Rate” set forth in Article I shall be deleted in its entirety and replaced with the following:

“Servicing Fee Rate:  As set forth on the Mortgage Loan Schedule attached as Exhibit A to the Assignment, Assumption and Recognition Agreement, dated as of September 28, 2007, among Goldman Sachs Mortgage Company, as Assignor, GS Mortgage Securities Corp., as Assignee and Avelo Mortgage, L.L.C., as the Company. ”

(b)  a new definition of “Privacy Laws” will be added in the appropriate alphabetical order which shall read as follows:

“Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.”

(c)  the second paragraph of Section 2.01 shall be deleted and replaced as follows:

“Subject only to the Accepted Servicing Practices and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer in its own name or in the name of the Owner, is hereby authorized and empowered by the Owner when the Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, in the name of the Servicer on behalf of the Owner and without reference to the Owner except as otherwise required by law.  The Owner shall execute, at the written request of the Servicer, and furnish to the Servicer such documents as are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and the Owner hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on, in the name of the Servicer on behalf of the Owner and without reference to the Owner except as otherwise required by law.  Except as otherwise provided herein, the Owner shall not be liable for the actions of the Servicer under such powers of attorney.

Notwithstanding anything in this Agreement to the contrary, the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage

Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest or principal payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes or (B) as provided in Section 2.03, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) except as provided in Section 2.03, waive any prepayment penalty or premium.”

(d)  Section 2.03 shall be deleted and replaced as follows:

“The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies insuring the Mortgage Loan or the related Mortgaged Property, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the Due Dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below.  In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make Monthly Advances on such Mortgage Loan during such extension pursuant to Section 3.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements; provided that the Servicer shall not be obligated to make Monthly Advances which the Servicer determines to be Nonrecoverable Advances.  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the Accepted Servicing Practices, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a prepayment penalty or premium), accept payment from the related Mortgagor of an amount less than the outstanding principal balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “Forbearance”).  The Servicer’s analysis supporting any Forbearance and the conclusion that any Forbearance meets the Accepted Servicing Practices shall be reflected in writing in the Servicing File.  Notwithstanding the foregoing, a Servicer may waive, in whole or in part, a prepayment penalty or premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such prepayment penalty or premium and the related Mortgage Loan, (ii) such prepayment penalty or premium is not permitted to be collected by applicable federal, state or local law or regulation, (iii) the collection of such prepayment penalty or premium would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters, (iv) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor’s rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment or (v) if the Servicer has not been provided with information sufficient to enable it to collect the prepayment penalty or premium.  If a prepayment penalty or premium is waived other than as permitted in this Section 2.03, then the Servicer is required to pay the amount of such waived prepayment penalty or premium, by depositing such amount into the Collection Account as soon as possible after the date of payoff, but in no event later than five (5) Business Days from such date.”

(e)  Section 2.05 shall be amended as follows:

(i)           “and” shall be deleted from the end of subsection (vii);

(ii)	subsection (viii) shall be amended by deleting the “.” at the end of subsection (viii) and replacing it with “; and ”

(iii)	a new subsection (ix) shall be added to Section 2.05 immediately following subsection (viii) which shall read as follows:

“(ix)	to reimburse itself for Monthly Advances of the Servicer’s funds made pursuant to Section 3.04, the Servicer’s right to reimburse itself pursuant to this subclause (ix) being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, including amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of Owner.”

(f)  Section 2.17 shall be deleted and replaced as follows:

“The Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Servicer agrees it shall  report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.”

(g)  the third paragraph of Section 2.18 shall be deleted and replaced as follows:

“The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Servicer determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property; provided however, that the Servicer agrees not to sell or dispose of any such REO Property to a person who acquires such

REO Property using a purchase money mortgage.  If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property, and provided further, that if the Servicer is unable to sell such REO Property within three years of acquisition, the Servicer shall obtain an extension from the Internal Revenue Service.”

(h)  a new section, Section 2.25, will be added immediately following Section 2.24 which shall read as follows:

“Section 2.25.  Privacy Laws.  The Servicer shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any “nonpublic personal information” (as defined in the Privacy Laws) received by the Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.”

(i)  the third paragraph of Section 3.01 shall be deleted and replaced as follows:

“With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day the payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.”

(j)  Section 3.04 will be amended by adding a new paragraph as follows:

“In the event that the Servicer determines that any such advances are Non-Recoverable Advances, the Servicer shall provide the Owner with a certificate signed by an officer of the Servicer evidencing such determination.  Notwithstanding the foregoing, the Servicer shall not be permitted to make any advances from amounts held for future distribution, and instead shall be required to make all advances from its own funds, unless the Servicer, its parent, or their respective successors hereunder shall have a long term credit rating of at least “A” by Fitch, Inc., or the equivalent rating of another Rating Agency.”

(k)  Section 11.13 shall be deleted in its entirety and replaced with the following:

“Section 11.13   Solicitation.  From and after the related Transfer Date, the Servicer and the Owner agree that the Owner may take reasonable actions or permit or cause reasonable actions to be taken by its agents or affiliates (including the Servicer), or by any independent contractors on the Owner’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any reasonable purpose, including to refinance a Mortgage Loan, in whole or in part.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Owner pursuant hereto on the related Transfer Date and neither the Servicer nor the Owner shall take any action to undermine these rights and benefits.  It is understood and agreed that promotions undertaken by the Owner or any affiliate of the Owner (including the Servicer) which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section.  The Owner or any affiliate of the Owner (including the Servicer) may at its discretion implement general or targeted programs to solicit certain mortgagors of the mortgage loans, including the mortgage loans held by the issuing entity of a Securitization Transaction.  Such programs will not specifically target the mortgage loans held by the issuing entity of a certain Securitization Transaction.“

(l)  a new section, Section 11.17, will be added immediately following Section 11.16 which shall read as follows:

“Section 11.17  Third-Party Beneficiary.  Wells Fargo Bank, N.A., as master servicer under the Master Servicing and Trust Agreement, dated as of September 1, 2007, among GS Mortgage Securities Corp., as depositor, Citibank, N.A., as trustee, Deutsche Bank National Trust Company, as a custodian, U.S. Bank National Association, as a custodian, The Bank of New York Trust Company, National Association, as a custodian and Wells Fargo Bank, N.A., as master servicer, securities administrator and as a custodian shall be considered a third-party beneficiary to this Agreement entitled to all of the rights and benefits accruing to it as if it were a direct party to this Agreement.”

(m)  Section 2.04 shall be deleted in its entirety and replaced with the following:

Section 2.04    Establishment of and Deposits to Custodial Account.

  The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Avelo Mortgage, L.L.C., for the benefit of GSAA Home Equity Trust 2007-9.”  The Custodial Account shall be established with a Qualified Depository acceptable to the Owner.  The Servicer and the Owner intend that the Custodial Account be a Special Deposit Account.  Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted by the FDIC and as otherwise acceptable to the Rating Agencies.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 2.05.  The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit 3 hereto, in the case of an account held by a depository other than the Servicer.  A copy of such certification or letter agreement shall be furnished to the Owner and, upon request, to any subsequent Owner.  If the depository in which the Custodial Account is held ceases to be a Qualified Depository, the Servicer shall transfer the Custodial Account within thirty (30) days to a substitute Qualified Depository.

The Servicer shall deposit in the Custodial Account within two (2) Business Days of receipt thereof, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the related Transfer Date, other than payments of principal and interest due on or before the related Subsequent Transfer Date, or received by the Servicer prior to the related Subsequent Transfer Date but allocable to a period subsequent thereto:

a)	all payments on account of principal on the Mortgage Loans including all Principal Prepayments;

b)	all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

c)	all Liquidation Proceeds and any amounts received with respect to REO Property;

d)
all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.13);

e)	all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.13;

f)	any amount required to be deposited in the Custodial Account pursuant to Section 2.09, 3.01, 4.01 or 4.02;

g)	any amounts payable to the Owner in connection with the repurchase of any Mortgage Loan pursuant to the related Purchase Agreement;

h)
with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefore up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

i)	any prepayment penalties received with respect to any Mortgage Loan; and

j)	any amounts required to be deposited by the Servicer pursuant to Section 2.10 in connection with the deductible clause in any blanket hazard insurance policy.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, unless otherwise provided herein, payments in the nature of Ancillary Income, need not be deposited by the Servicer into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05.

With respect to each Securitization Transaction, the Servicer shall establish a separate Custodial Account for the related securitization and deposit all amounts that have been or are subsequently received with respect to the Mortgage Loans included in such Securitization Transaction into the Custodial Account created for the securitization on the date of the Securitization Transfer, or as soon as possible thereafter (but not to exceed 48 hours after such date).

(n)  The definition of “Qualified Depository” set forth in Article I shall be deleted in its entirety and replaced with the following:

Qualified Depository:  A depository the accounts of which are insured by the FDIC and is otherwise acceptable to the Rating Agencies.  For the avoidance of doubt, a depository will be acceptable to Standard & Poor’s if its short-term unsecured debt obligations are rated “A-2” or above or, if such depository’s short-term unsecured debt obligations are not rated, its long-term unsecured debt obligations are rated “BBB+” or above by Standard & Poor’s.”
4.  Representations and Warranties of the Company.

The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Servicing Agreement.  The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject.  The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company.  This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby;

(d)  The Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of the Trust with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of the Assignor;

(e)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Servicing Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Servicing Agreement, and the Company is solvent;

(f)  To the extent the Mortgage Loans have been transferred to the Company as of the date hereof, the Company has serviced the Mortgage Loans in accordance with the Servicing Agreement and has provided accurate “paid through” data (assuming the correctness of all “paid through” data provided by the Assignor to the Company at the time the Company began servicing the Mortgage Loans) with respect to the Mortgage Loans to the Assignor;

(g)  To the extent the Mortgage Loans have been transferred to the Company as of the date hereof, except as reflected in the “paid through” data delivered to the Assignor (assuming the correctness of all “paid through” data provided by the Assignor to the Company at the time the Company began servicing the Mortgage Loans), there is no payment default existing under any Mortgage or any Mortgage Note as of the Securitization Closing Date; and

(h)  To the extent the Mortgage Loans have been transferred to the Company as of the date hereof, to the Company’s knowledge, there is no non-payment default existing under any Mortgage or Mortgage Note, or any event which, with the passage of time or with notice and the termination of any grace or cure period, would constitute a non-payment default, breach, violation or event which would permit acceleration as of the Securitization Closing Date.

Pursuant to Section 9.01 of the Servicing Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Article IX of the Servicing Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof.

5.  Representations and Warranties of the Assignor.

The Assignor warrants and represents to the Assignee and the Trust as of date hereof that:

(a)  Prior Assignments; Pledges.  Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein;

(b)  Releases.  The Assignor has not satisfied, canceled or subordinated in whole or in part, or rescinded any Mortgage, and the Assignor has not released the related Mortgaged Property from the lien of any Mortgage, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission.  The Assignor has not released any Mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related federal insurer, to the extent such approval was required;

(c)  No Waiver.  The Assignor has not waived the performance by any Mortgagor of any action, if such Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by such Mortgagor;

(d)  Compliance with Applicable Laws.  With respect to each Mortgage Loan, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending or disclosure laws applicable to such Mortgage Loan, including without limitation, any provisions relating to prepayment charges, have been complied with;

(e)  High Cost.  With respect to the Mortgage Loans, no Mortgage Loan is categorized as “High Cost” pursuant to the then-current Standard & Poor’s Glossary for File Format for LEVELS® Version 6.0, Appendix E, as revised from time to time and in effect as of the Original Purchase Date.  Furthermore, none of the Mortgage Loans sold by the Seller are classified as (a) a “high cost mortgage” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under any other applicable state, federal or local law;

(f)  Georgia Fair Lending Act.  No Mortgage Loan is secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003;

(g)  Qualified Mortgage Loan.  Each Mortgage Loan is a “qualified mortgage” under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended; and

(h)  Credit Reporting.  The Assignor will cause to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; and

(i)  Prepayment Premiums.  To the Assignor’s knowledge, with respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Premium prior to maturity: (a) prior to the Mortgage Loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction; (b) prior to the Mortgage Loan’s origination, the borrower was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium; (c) the prepayment premium is adequately disclosed to the borrower pursuant to applicable state and federal law; (d) no Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three (3) years and any Mortgage Loans originated prior to such date will not impose Prepayment Premiums in excess of five (5) years; in each case unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of the note and the borrower was notified in writing of such reduction in prepayment period; and (e) notwithstanding any state or federal law to the contrary, the Company shall not impose such Prepayment Premium in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower’s default.

6.  Remedies for Breach of Representations and Warranties of the Assignor.

With respect to the Mortgage Loans, the Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof or in Section 2 of the Representations and Warranties Agreement, dated as of September 28, 2007, between the Assignor and Assignee (the “Representations and Warranties Agreement”) that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein, within sixty (60) days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase, cause the purchase of, or substitute for the applicable Mortgage Loan in the same manner and subject to the conditions set forth in Section 3 of the Representations and Warranties Agreement.

7.  Miscellaneous.

(a)  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(b)  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

(c)  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Master Servicer acting on the Trust’s behalf).  Any entity into which the Assignor, Assignee or the

Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or the Company, respectively, hereunder.

(d)  Each of this Agreement and the Servicing Agreement shall survive the conveyance of the Mortgage Loans to the Trust and the assignment of the purchase agreements and the Servicing Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the purchase agreements and the Servicing Agreement.

(e)  This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

(f)  In the event that any provision of this Agreement conflicts with any provision of the purchase agreements or the Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

(g)  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the purchase agreements or the Servicing Agreement, as applicable.

8.  Third Party Beneficiary.

The parties agree that the Trustee and Master Servicer are intended to be, and shall have the rights of, a third party beneficiary of this Assignment Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:   /s/ Michelle Gill
Name:  Michelle Gill
Title:  Vice President

GOLDMAN SACHS MORTGAGE COMPANY

By: GOLDMAN SACHS REAL ESTATE FUNDING

CORP., its General Partner

By:  /s/ Greg Finck
Name:  Greg Finck
Title:  Vice President

AVELO MORTGAGE, L.L.C., as Servicer

By:  /s/ J. Weston Moffett
Name:  J. Weston Moffett
Title:  President

Avelo Step 1 AAR

EXHIBIT A

Mortgage Loan Schedule

[On File with the Securities Administrator as provided by the Depositor]

A-1